Exhibit 4.1

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED.

Issue Date: September 7, 2005

MULTICELL TECHNOLOGIES, INC.
WARRANT TO PURCHASE COMMON STOCK

          This Warrant to Purchase Common Stock (the "Warrant") is issued to Mixture Science, Inc. (the "Holder") by MultiCell Technologies, Inc., a Delaware corporation (the "Company"), pursuant to the IP Agreement and Release dated September 7, 2005 by and among the Company, Astral, Inc., and Mixture Science, Inc.

1.	Exercise of Warrant and Purchase of Shares.
(a)

Subject to the terms and conditions hereinafter set forth, the Holder of this Warrant is entitled during the First Exercise Period, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing), to purchase, in whole or in part, from the Company up to 200,000 fully paid and nonassessable Shares (the "First Shares"), at an exercise price per share equal to the First Exercise Price (as defined below).

(b)

Subject to the terms and conditions hereinafter set forth, the Holder of this Warrant is entitled during the Second Exercise Period, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing), to purchase, in whole or in part, from the Company up to an additional 200,000 fully paid and nonassessable Shares (the "Second Shares"), at an exercise price per share equal to the Second Exercise Price (as defined below).

2.	Definitions.
	(a)	"Act" shall mean the Securities Act of 1933, as amended.
	(b)	"First Exercise Price" shall mean $1.20.
	(c)	"First Exercise Period" shall mean the term commencing on the date six months following the Issue Date and ending on the expiration of this Warrant pursuant to Section 13 hereof.
	(d)	"Issue Date" shall mean September 7, 2005
	(e)	"Shares" shall mean shares of the Company's Common Stock.
(f)

"Second Exercise Price" shall mean 120% of the 30-day average closing price of the Company's Common Stock quoted in the over-the-counter market (or other public stock market) in which the Shares are traded as reported during the 30 days immediately preceding on the one-year anniversary of the Issue Date; provided, however, if there is a proposed or actual Change of Control publicly announced prior to the one-year anniversary of the Issue Date, then the 30-day period prior to the public announcement of such Change of Control shall be used to determine the 30-day average closing price and the resulting Second Exercise Price.

(g)

"Second Exercise Period" shall mean the term commencing on the one-year anniversary of the Issue Date and ending on the expiration of this Warrant pursuant to Section 15 hereof; provided, however, if there is a Change of Control prior to the one-year anniversary, then the commencement of the Second Exercise Period shall be 30 days prior to the date of closing of such Change of Control.

(h)

"Change of Control" shall mean (i) a sale, lease or disposition of all or substantially all of the assets of the Company, or (ii) a merger or consolidation (in a single transaction or a series of related transactions) of the Company with or into any other corporation or corporations or other entity, or any other corporate reorganization, where the stockholders of the Company immediately prior to such event do not retain more than fifty percent (50%) of the voting power of and interest in the successor entity (excluding any transactions if the primary purpose of the transaction is to obtain financing from new or existing investors and excluding any transactions if the primary purpose of the transaction is to change the state of incorporation of the Company).

3.

Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 1 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

		(i)	the surrender of the Warrant, together with a notice of exercise to the Secretary of the Company at its principal offices; and
		(ii)	the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.
4.

Net Exercise. In lieu of cash exercising this Warrant and subject to Section 1 hereof, the Holder of this Warrant may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the Holder hereof a number of Shares computed using the following formula:

Y (A - B)

		X =	A
Where:
	X --	The number of Shares to be issued to the Holder of this Warrant.
	Y --	(i) With respect to the First Shares, the number of First Shares purchasable under this Warrant, and (ii) with respect to the Second Shares, the number of Second Shares purchasable under this Warrant.
	A --	The fair market value of one Share.
B --

(i) With respect to the First Shares, the First Exercise Price (as adjusted to the date of such calculations), and (ii) with respect to the Second Shares, the Second Exercise Price (as adjusted to the date of such calculations).

          For purposes of this Section 4, the fair market value of a Share shall mean the closing price of Shares quoted in the over-the-counter market in which the Shares are traded or the closing price quoted on any exchange on which the Shares are listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the ten (10) trading days prior to the date of determination of fair market value (or such shorter period of time during which such stock was traded over-the-counter or on such exchange). If the Shares are not traded on the over-the-counter market or on an exchange, the fair market value shall be the price per Share that the Company could obtain from a willing buyer for Shares sold by the Company from authorized but unissued Shares, as such prices shall be determined in good faith by the Company's Board of Directors.

5.

Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter, and in any event within thirty (30) days of the delivery of the subscription notice.

6.

Issuance of Shares. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

7.

Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a)

Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide the Shares, by split-up or otherwise, or combine its Shares, or issue additional shares of its Shares as a dividend, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b)

Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the capital stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 7(a) above), then the Company shall make appropriate provision so that the Holder of this Warrant shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a Holder of the same number of Shares as were purchasable by the Holder of this Warrant immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder of this Warrant so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

(c)

Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the First Exercise Price or Second Exercise Price, the Company shall promptly notify the Holder of such event and of the number of Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

8.

No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the First Exercise Price or Second Exercise Price, as applicable, then in effect.

9.	Representations and Covenants of the Company.
(a)

The Company represents that all corporate actions on the part of the Company necessary for the sale and issuance of this Warrant have been taken, and that the Warrant is fully enforceable in accordance with its terms.

	(b)	With respect to the shares of Common Stock issued upon exercise of the Warrants (the "Shares"):
(i)

If the Company elects to register other securities of the Company, the Holder will have customary "piggy-back" registration rights for the Shares, subject to customary "cut-back" provisions in favor of the Company; and

		(ii)	Once the Holder is eligible to sell all of the Shares pursuant to Rule 144 promulgated under the Act, then the Holder's registration rights set forth above shall expire and terminate.
10.	Representations and Warranties by the Holder. The Holder represents and warrants to the Company as follows:
(a)

This Warrant and the Shares issuable upon exercise hereof are being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Act. Upon exercise of this Warrant, the Holder shall, if so requested by the Company, confirm in writing, in a form satisfactory to the Company, that the securities issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale.

(b)

The Holder understands that the Warrant and the Shares have not been registered under the Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(2) thereof, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act or is exempted from such registration. The Holder further understands that the Shares have not been qualified under the California Securities Law of 1968 (the "California Law") by reason of their issuance in a transaction exempt from the qualification requirements of the California Law pursuant to Section 25102(f) thereof, which exemption depends upon, among other things, the bona fide nature of the Holder's investment intent expressed above.

(c)

The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Shares purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith.

	(d)	The Holder is able to bear the economic risk of the purchase of the Shares pursuant to the terms of this Warrant.
(e)

The Holder agrees and acknowledges that the Holder has no other rights to purchase any shares of the Company's capital stock and the Holder shall not have any rights of first refusal or preemptive rights or other similar rights in connection with any issuances of the Company's capital stock.

(f)

Such Holder understands that the Warrant and the Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such federal securities laws and applicable regulations such Securities may be resold without registration under the Act only in certain limited circumstances. In this connection, such Holder represents that it is aware of the provisions of Rule 144 promulgated under the Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the securities, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold or not less than one year after the Issue Date, in the case of a Net Exercise pursuant to Section 4 above, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations.

(g)

Such Holder has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Warrant to Purchase Common Stock. Such Holder relies solely on such advisors and not on any statements or representations of the Company, the Company's counsel, or any of the Company's agents. Such Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

(h)

Without in any way limiting the representations set forth above, such Holder further agrees not to make any disposition of all or any portion of the Warrant or the Shares unless and until (X) there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement or (Y) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will be exempt from registration under the Act. Notwithstanding the foregoing, no such registration statement or opinion of counsel shall be necessary for a transfer by such Holder (i) to a fund, partnership, limited liability company or other entity that is affiliated with such transferring Holder, (ii) to a partner or member (or retired partner or member) of such transferring Holder, or to the estate of any such partner or member (or retired partner or member), (iii) to such transferring Holder's spouse, siblings, lineal descendants or ancestors by gift, will or intestate succession or (iv) in compliance with Rule 144(k) (or any successor provision) of the Act so long as the Company is furnished with satisfactory evidence of compliance with such rule; provided, however, that, in the case of (i), (ii) or (iii), the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.

11.

Restrictive Legend. The Shares (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form (in addition to any other applicable legends as set forth in the documents delivered by the purchasers of the Company's Common Stock, including the original Holder of this Warrant):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

12.

Rights of Stockholders. No holder of this Warrant shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of the Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

13.	Expiration of Warrant; Notice of Certain Events Terminating This Warrant.
	(a)	This Warrant shall expire and shall no longer be exercisable upon the earliest to occur of:
		(i)	5:00 p.m., California local time, on the date of the seventh (7th) anniversary of the Issue Date of this Warrant set forth above; or
		(ii)	Any Change of Control.
	(b)	The Company shall provide at least thirty (30) days prior written notice of any Change of Control.
14.

Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to the Holder, at the Holder's address at its principal corporate offices (attention: President), and (ii) if to the Company, at the address of its principal corporate offices (attention: President), or at such other address as a party may designate by ten days advance written notice to the other party pursuant to the provisions above.

15.

Governing Law. This Warrant and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state.

16.

Rights and Obligations Survive Exercise of Warrant. Unless otherwise provided herein, the rights and obligations of the Company, of the Holder of this Warrant and of the holder of the Shares issued upon exercise of this Warrant, shall survive the exercise of this Warrant.

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This Warrant to Purchase Common Stock is issued as of the date first set forth above.

MULTICELL TECHNOLOGIES, INC.

By:

W. Gerald Newmin, Chief Executive Officer

MULTICELL TECHNOLOGIES, INC. SIGNATURE PAGE TO WARRANT TO PURCHASE COMMON STOCK

EXHIBIT A
NOTICE OF EXERCISE

TO:	MultiCell Technologies, Inc. Attention: Chief Executive Officer

	1.	The undersigned hereby elects to purchase __________ Shares of Common Stock of MultiCell Technologies, Inc. pursuant to the terms of the attached Warrant.
2.

Immediately prior to, and contingent upon the closing of a Change of Control, the undersigned hereby elects to purchase __________ Shares of Common Stock of MultiCell Technologies, Inc. pursuant to the terms of the attached Warrant.

	3.	Method of Exercise (Please initial the applicable blank):
___

The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

		___	The undersigned elects to exercise the attached Warrant by means of the net exercise provisions of Section 4 of the Warrant.
	4.	Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:
_________________________________ (Name)
_________________________________ _________________________________ (Address)
5.

The undersigned hereby represents and warrants that the aforesaid Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in the Warrant are true and correct as of the date hereof.

______________________________ (Signature)
______________________________ (Name)
______________________________ (Date)			______________________________ (Title)